EXHIBIT 99.1

Stock Yards Bancorp Reports Third Quarter Earnings of $29.4 Million or $1.00 Per Diluted Share

Record Third Quarter Results Highlighted by Linked Quarter Net Interest Margin Expansion and Robust Loan Growth

LOUISVILLE, Ky., Oct. 23, 2024 (GLOBE NEWSWIRE) -- Stock Yards Bancorp, Inc. (NASDAQ: SYBT), parent company of Stock Yards Bank & Trust Company, with offices in Louisville, central, eastern and northern Kentucky, as well as the Indianapolis, Indiana and Cincinnati, Ohio metropolitan markets, today reported earnings of $29.4 million, or $1.00 per diluted share, for the third quarter ended September 30, 2024. This compares to net income of $27.1 million, or $0.92 per diluted share, for the third quarter of 2023. Continued strong loan growth and net interest margin expansion fueled third quarter operating results.

(dollar amounts in thousands, except per share data)	3Q24	2Q24	3Q23
Net income	$29,360	$27,598	$27,092
Net income per share, diluted	1.00	0.94	0.92

Net interest income	$64,979	$62,022	$61,315
Provision for credit losses(1)	4,325	1,300	2,775
Non-interest income	24,797	23,655	22,896
Non-interest expenses	48,452	49,109	46,702

Net interest margin	3.33%	3.26%	3.34%
Efficiency ratio(2)	53.92%	57.26%	55.38%
Tangible common equity to tangible assets(3)	8.79%	8.42%	7.69%
Annualized return on average assets(4)	1.39%	1.35%	1.38%
Annualized return on average equity(4)	12.83%	12.64%	13.26%

“Stock Yards delivered the best third quarter in our history, highlighted by strong loan demand and production, solid contributions from our non-interest income revenue sources and linked quarter net interest margin expansion,” commented James A. (Ja) Hillebrand, Chairman and Chief Executive Officer. “Total loans increased $661 million, or 12%, over the last 12 months, with $207 million of growth generated during the third quarter. We experienced growth within all loan categories and across all markets. Deposit balances expanded $323 million, or 5%, over the past 12 months, with balances growing $157 million, or 2%, during the third quarter. Deposit growth was also spread across all markets, enhanced by strategic time deposit marketing efforts. We continue to focus on organic growth, while avoiding brokered deposits and improving our funding position, which is contributing meaningfully to our net interest margin expansion.”

“Non-interest revenue once again contributed to our strong operating results for the third quarter of 2024, led by expansion in several categories,” Hillebrand continued. “Treasury management fees continued to benefit from customer base growth and increased transaction volume. WM&T income was boosted by estate fees and solid market conditions. In addition, mortgage, brokerage and card income all posted meaningful contributions. As previously mentioned, we are encouraged by our net interest margin improvement and prospects for continued expansion. Third quarter net interest margin expanded seven basis points on the linked quarter, boosted by substantial loan growth, higher interest earning asset yields and a moderating cost of funds expansion.”

As of September 30, 2024, the Company had $8.44 billion in assets, $6.28 billion in loans and $6.73 billion in total deposits. The Company’s combined enterprise, which encompasses 72 branch offices across three contiguous states, will continue to benefit from a diversified geographic footprint.

Key factors contributing to the third quarter of 2024 results included:

  Total loans increased $661 million, or 12%, over the last 12 months, while growing $207 million, or 3%, on the linked quarter. Broad based loan growth during the quarter included increases in all markets and across all loan categories, with Construction Land & Development (CL&D) growth of $88 million posting the largest gain. The yield earned on loans increased to 6.17% for the third quarter of 2024, benefiting primarily from significant average loan balance growth.
  Deposit balances expanded $323 million, or 5%, over the last 12 months, with the deposit mix continuing to shift from non-interest bearing and low interest-bearing deposits into higher cost deposits. Non-interest-bearing demand accounts declined $207 million, or 12%, while interest-bearing deposits grew $530 million, or 11%, led by time deposit growth. On the linked quarter, total deposits expanded $157 million, or 2%. Non-interest-bearing demand accounts increased $26 million, or 2%, while total interest-bearing deposit accounts increased $131 million, or 3%.
  Net interest income increased $3.7 million, or 6%, for the third quarter of 2024 compared to the third quarter a year ago, with net interest margin compressing one basis point to 3.33%. On the linked quarter, net interest income increased $3.0 million, or 5%, while net interest margin expanded 7 basis points to 3.33%.
  Provision for credit loss expense(1) of $4.3 million was recorded for the third quarter of 2024, primarily attributed to strong loan growth and deterioration within the Federal Reserve Bank’s unemployment rate forecast used in the CECL allowance model. Traditional credit quality statistics remained strong for the quarter.
  Non-interest income increased $1.9 million, or 8%, over the third quarter of 2023. WM&T income expanded $901,000, or 9%, to $10.9 million, with strong estate fees and improved market conditions more than offsetting a decline in net new business expansion. Treasury management fees grew $304,000, or 12%, over the last 12 months to a record $2.9 million. Card income increased $213,000, or 4% over the third quarter of 2023 consistent with increased transaction volume. Other non-interest income increased $315,000 over the third quarter of 2023, mainly due to increased swap fees collected.
  Total non-interest expenses increased $1.8 million, or 4%, during the third quarter of 2024 compared to the third quarter of 2023, and decreased $657,000, or 1%, on the linked quarter. Overall, non-interest expenses continued to track closely to management expectations.
  Tangible common equity per share(3) was $24.58 on September 30, 2024, compared to $23.22 on June 30, 2024, and $20.17 on September 30, 2023.

Hillebrand concluded, “In September, we were one of only 30 banks in the U.S. to be named a “Sm-All Star” in Piper Sandler’s annual list of top-performing small-cap banks and thrifts in its “Class of 2024.” This elite annual list reflects the top banks in the industry across various metrics including growth, profitability, credit quality and capital strength. We are honored to be recognized by Piper Sandler as one of the top performing community banks in the nation, a testament to the solid foundation we have built to generate long term growth. Being named to this prestigious group is a noteworthy recognition of the hard work and dedication of the entire Stock Yards team.” Stock Yards Bancorp has been named to Piper Sandler’s Sm-All Stars list six times in 2008, 2011, 2019, 2020, 2022 and 2024.

Results of Operations – Third Quarter 2024, Compared with Third Quarter 2023

Net interest income, the Company’s largest source of revenue, increased by $3.7 million, or 6%, to $65.0 million. Strong organic loan growth and correlating interest income expansion contributed to net interest income growth.

  Total interest income increased by $16.8 million, or 19%, to $105.7 million.
    Interest income and fees on loans increased $17.5 million, or 22%, over the prior year quarter. Consistent with the $688 million, or 13%, increase in average loans and interest rate expansion, the average quarterly yield earned on loans increased 51 basis points over the past 12 months to 6.17%.
    Interest income on securities decreased $1.1 million, or 13%, compared to the third quarter of 2023. While average securities balances have declined $235 million, or 14%, over the past 12 months, the rate earned on securities improved three basis points to 2.07%. Over the past 12 months, cash flows from investment portfolio maturities and pay downs have been utilized to fund loan growth and in lieu of redeployment into the portfolio.
    Interest income on overnight funds increased $306,000, or 19%, consistent with the $24 million quarter over prior year quarter average balance increase.

  Total interest expense increased $13.1 million, or 48%, to $40.7 million, as the cost of interest-bearing liabilities increased 68 basis points to 2.84%. For the sixth consecutive linked quarter end, the pace of expansion of total interest-bearing liability costs has slowed.
    Interest expense on deposits increased $12.6 million over the past 12 months, as the overall cost of interest- bearing deposits increased to 2.68% in the third quarter of 2024 from 1.88% in the third quarter of 2023. Interest expense expansion was spread over most deposit categories, with time deposits and money market interest expense expanding the most at $5.5 million and $4.1 million, respectively.
    Interest expense on Federal Home Loan Bank (FHLB) advances increased $292,000, or 6%, with the cost of funds declining 37 basis points to 4.49%. Consistent with third quarter investment securities maturities, the Bank relied less on overnight advances during the third quarter of 2024.

For the third quarter of 2024, consistent with strong loan growth, a deterioration in unemployment rate projections and a slight increase in net charge-offs, offset by a reduction in specific reserves and other factors within the CECL allowance model, the Company recorded provision expense (1) of $4.3 million for loans. In addition, no provision expense for off balance sheet exposures was recorded. For the third quarter of 2023, the Company recorded $2.3 million in provision expense for loans and $475,000 of provision expense for off balance sheet exposures associated with expansion of C&LD and Commercial & Industrial (C&I) lines of credit.

Non-interest income increased $1.9 million, or 8%, to $24.8 million compared to the third quarter of 2023.

  WM&T income ended the third quarter of 2024 at $10.9 million, increasing $901,000, or 9%, over the third quarter of 2023. Despite positive equity market performance and strong estate fee revenue, WM&T income was muted by negative net new business.
  Compared to the third quarter of 2023, treasury management fees increased $304,000, or 12%, to a record $2.9 million. The consistent treasury management growth has been driven by strong transaction volume, organic growth, modified fee schedules, strong foreign exchange income and new product sales.
  Card income increased $213,000, or 4%, over the third quarter of 2023. Credit card interchange income and annual merchant incentives drove credit card income to a record $1.7 million. In addition, debit card income also posted growth over the prior period.
  Other non-interest income, which includes swap fees, letter of credit fees and OREO activity, increased by $315,000. While swap fee income was strong in the third quarter of 2024, the Company’s Insurance Captive, which was not renewed in 2024, contributed approximately $302,000 to other non-interest income in the third quarter of 2023.

Non-interest expenses, which tracked closely with management expectations, increased $1.8 million, or 4%, compared to the third quarter of 2023, to $48.5 million.

  Compensation and benefits expense increased $2.3 million, or 9%, compared to the third quarter of 2023, consistent with annual merit-based increases and increased bonus levels, partially offset by lower health insurance claims.
  Technology and communication expenses, which include computer software amortization, equipment depreciation and expenditures related to investments in technology needed to maintain and improve the quality of customer delivery channels, information security and internal resources, increased $264,000, or 6%, consistent with software upgrades and increased compliance-related expense.
  Card processing expense increased $208,000, or 13%. Debit card interchange expense increased $103,000 while credit card expense increased $105,000, consistent with transaction growth and fraud mitigation efforts.
  Amortization of investments in tax credit partnerships declined $323,000 compared to the third quarter of 2023. Effective January 1, 2024, the Bank adopted ASU 2023-02 and began booking tax credit amortization expense for all income tax credit projects as a component of tax expense via the proportional amortization method.
  Other non-interest expenses declined $831,000, or 31%, compared to the third quarter of 2023, primarily due to modifications made to the corporate credit card reward program and significant declines in check and card losses, as well as the Company’s strategic decision to exit its Insurance Captive, which contributed $275,000 in expense to the third quarter of 2023.

Financial Condition – September 30, 2024, Compared with September 30, 2023

Total assets increased $534 million, or 7%, year over year to $8.44 billion.

Total loans increased $661 million, or 12%, to $6.28 billion, with growth spread across all categories and markets. Total line of credit usage ended at 43.2% as of September 30, 2024, compared to 38.8% as of September 30, 2023, boosted by increased CL&D and C&I line usage. C&I line of credit usage expanded to 31.8% as of period end.

Total investment securities decreased $229 million, or 16%, year over year. The overall portfolio yield was 2.07% for the third quarter of 2024, compared to 2.04% for the third quarter of 2023. Over the past 12 months, cash flows from the investment portfolio have been utilized to fund loan growth and provide liquidity in lieu of redeployment.

Total deposits increased $323 million, or 5%, over the past 12 months, with the deposit mix continuing to shift from non-interest bearing and low interest-bearing deposits into higher cost deposits. Non-interest-bearing demand accounts declined $207 million, or 12%, while interest-bearing deposits grew $530 million, or 11%, led by $313 million of time deposit growth and $174 million of growth in money market balances.

Non-performing loans totaled $17 million, or 0.27% of total loans outstanding on September 30, 2024, compared to $17 million, or 0.31% of total loans outstanding on September 30, 2023. The ratio of allowance for credit losses to loans ended at 1.36% on September 30, 2024, compared to 1.39% on September 30, 2023.

As of September 30, 2024, the Company continued to be “well-capitalized,” the highest regulatory capital rating for financial institutions, with all capital ratios experiencing meaningful growth. Total equity to assets(3) was 11.07% and the tangible common equity ratio(3) was 8.79% on September 30, 2024, compared to 10.21% and 7.69% on September 30, 2023, respectively.

In August 2024, the board of directors increased the quarterly cash dividend to $0.31 per common share. The dividend was paid October 1, 2024, to shareholders of record as of September 16, 2024.

No shares have been purchased since 2020, and approximately 741,000 shares remain eligible for repurchase under the current buy-back plan, which expires in May 2025.

Results of Operations – Third Quarter 2024, Compared with Second Quarter 2024

Net interest margin improved seven basis points on the linked quarter to 3.33%, boosted by strong loan growth, higher interest earning asset yields and a slow-down in cost of funds expansion.

Net interest income increased $3.0 million, or 5%, over the prior quarter to $65.0 million.

  Total interest income increased $5.4 million, or 5%.
    Interest income, including fees, on loans increased $5.7 million, or 6%. Average loans increased $201 million, or 3%, and the corresponding yield earned increased 11 basis points to 6.17%.
  Total interest expense increased $2.5 million, or 6%.
    Interest expense on deposits increased $2.4 million, or 8%, led by a $76 million increase in average interest-bearing deposits concentrated within the time and money market categories.

The Company recorded $4.3 million in provision for credit losses on loans(1) and no credit loss expense for off-balance sheet exposures during the third quarter of 2024. During the second quarter of 2024, the Company recorded $1.3 million in provision for credit losses, which included a $1.1 million provision for credit losses on loans and $225,000 of credit loss expense for off-balance sheet exposures.

Non-interest income increased $1.1 million, or 5%, on the linked quarter, with increases in nearly every category.

Non-interest expenses decreased $657,000 to $48.5 million, as increases in compensation expense were more than offset by decreases in employee benefits, marketing and business development and technology and communication expenses.

Financial Condition – September 30, 2024, Compared with June 30, 2024

Total assets increased $122 million, or 1%, on the linked quarter to $8.44 billion.

Total loans expanded $207 million, or 3%, on the linked quarter, led by increases in nearly every loan category. Total line of credit usage was 43.2% as of September 30, 2024, compared to 41.1% as of June 30, 2024. C&I line of credit usage totaled 31.8% as of September 30, 2024, compared to 30.8% as of June 30, 2024.

Total deposits increased $157 million, or 2%, on the linked quarter. Non-interest-bearing demand accounts increased $26 million, or 2%, while total interest-bearing deposit accounts increased $131 million, or 3%. Time deposits increased by $119 million and money market balances increased by $82 million on the linked quarter.

About the Company

Louisville, Kentucky-based Stock Yards Bancorp, Inc., with $8.44 billion in assets, was incorporated in 1988 as a bank holding company. It is the parent company of Stock Yards Bank & Trust Company, which was established in 1904. The Company’s common shares trade on The Nasdaq Stock Market under the symbol “SYBT.”

This report contains forward-looking statements under the Private Securities Litigation Reform Act that involve risks and uncertainties. Although the Company’s management believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of these assumptions could be inaccurate. Therefore, there can be no assurance the forward-looking statements included herein will prove to be accurate. Factors that could cause actual results to differ from those discussed in forward-looking statements include, but are not limited to: economic conditions both generally and more specifically in the markets in which the Company and its banking subsidiary operates; competition for the Company’s customers from other providers of financial services; changes in, or forecasts of, future political and economic conditions, inflation and efforts to control it; government legislation and regulation, which change and over which the Company has no control; changes in interest rates; material unforeseen changes in liquidity, results of operations, or financial condition of the Company’s customers; and other risks detailed in the Company’s filings with the Securities and Exchange Commission, all of which are difficult to predict and many of which are beyond the control of the Company. Refer to Stock Yards’ Annual Report on Form 10-K for the year ended December 31, 2023, as well as its other filings with the SEC for a more detailed discussion of risks, uncertainties and factors that could cause actual results to differ from those discussed in the forward-looking statements.

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2024 Earnings Release
(In thousands unless otherwise noted)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Income Statement Data	2024	2023	2024	2023

Net interest income, fully tax equivalent (5)	$65,064	$61,437	$187,344	$185,757
Interest income:
Loans	$95,689	$78,234	$271,547	$219,329
Federal funds sold and interest bearing due from banks	(1,946)	(1,640)	(6,199)	(4,885)
Mortgage loans held for sale	47	55	152	173
Federal Home Loan Bank stock	663	499	1,601	939
Investment securities	7,377	8,497	23,072	26,129
Total interest income	105,722	88,925	302,571	251,455
Interest expense:
Deposits	33,997	21,360	97,486	51,940
Securities sold under agreements to repurchase	937	597	2,639	1,429
Federal funds purchased	120	157	395	504
Federal Home Loan Bank advances	5,209	4,917	13,469	10,613
Subordinated debentures	480	579	1,511	1,653
Total interest expense	40,743	27,610	115,500	66,139
Net interest income	64,979	61,315	187,071	185,316
Provision for credit losses (1)	4,325	2,775	7,050	7,750
Net interest income after provision for credit losses	60,654	58,540	180,021	177,566
Non-interest income:
Wealth management and trust services	10,931	10,030	32,497	29,703
Deposit service charges	2,314	2,272	6,630	6,622
Debit and credit card income	5,083	4,870	14,688	14,064
Treasury management fees	2,939	2,635	8,389	7,502
Mortgage banking income	1,112	814	3,077	2,882
Net investment product sales commissions and fees	915	791	2,580	2,345
Bank owned life insurance	634	569	1,817	1,677
Gain (loss) on sale of premises and equipment	(59)	302	(39)	75
Other	928	613	2,084	2,933
Total non-interest income	24,797	22,896	71,723	67,803
Non-interest expenses:
Compensation	25,534	23,379	74,389	67,382
Employee benefits	4,629	4,508	15,591	14,622
Net occupancy and equipment	3,775	3,821	11,264	11,234
Technology and communication	4,500	4,236	14,463	12,706
Debit and credit card processing	1,845	1,637	5,402	4,762
Marketing and business development	1,438	1,357	4,109	4,236
Postage, printing and supplies	901	938	2,740	2,701
Legal and professional	968	1,049	3,268	2,665
FDIC insurance	1,095	937	3,368	2,851
Capital and deposit based taxes	825	629	2,128	1,875
Intangible amortization	1,052	1,167	3,155	3,519
Amortization of investments in tax credit partnerships	-	323	-	970
Other	1,890	2,721	6,645	8,293
Total non-interest expenses	48,452	46,702	146,522	137,816
Income before income tax expense	36,999	34,734	105,222	107,553
Income tax expense	7,639	7,642	22,377	23,749
Net income	$29,360	$27,092	$82,845	$83,804

Net income per share - Basic	$1.00	$0.93	$2.83	$2.87
Net income per share - Diluted	1.00	0.92	2.82	2.86
Cash dividend declared per share	0.31	0.30	0.91	0.88

Weighted average shares - Basic	29,299	29,223	29,277	29,208
Weighted average shares - Diluted	29,445	29,336	29,396	29,347

			September 30,
Balance Sheet Data			2024	2023

Investment securities			$1,236,744	$1,465,463
Loans			6,278,133	5,617,084
Allowance for credit losses on loans			85,343	78,075
Total assets			8,437,280	7,903,430
Non-interest bearing deposits			1,508,203	1,714,918
Interest bearing deposits			5,217,870	4,687,889
Federal Home Loan Bank advances			325,000	350,000
Accumulated other comprehensive income (loss)			(75,273)	(127,905)
Stockholders' equity			934,094	806,918

Total shares outstanding			29,414	29,323
Book value per share (3)			$31.76	$27.52
Tangible common equity per share (3)			24.58	20.17
Market value per share			61.99	39.29

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2024 Earnings Release

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Average Balance Sheet Data	2024	2023	2024	2023

Federal funds sold and interest bearing due from banks	$148,818	$124,653	$153,755	$132,421
Mortgage loans held for sale	4,862	7,112	5,230	7,333
Investment securities	1,424,815	1,659,888	1,498,092	1,710,838
Federal Home Loan Bank stock	31,193	27,290	27,364	22,663
Loans	6,174,309	5,486,262	5,986,366	5,337,493
Total interest earning assets	7,783,997	7,305,205	7,670,807	7,210,748
Total assets	8,384,605	7,805,154	8,262,017	7,660,658
Non-interest bearing deposits	1,510,515	1,731,724	1,508,947	1,796,586
Interest bearing deposits	5,047,771	4,509,411	5,026,185	4,468,160
Total deposits	6,558,286	6,241,135	6,535,132	6,264,746
Securities sold under agreements to repurchase	156,865	127,063	156,392	120,740
Federal funds purchased	8,480	11,776	9,585	13,857
Federal Home Loan Bank advances	461,141	401,630	392,609	305,220
Subordinated debentures	26,806	26,606	26,802	26,508
Total interest bearing liabilities	5,701,063	5,076,486	5,611,573	4,934,485
Accumulated other comprehensive income (loss)	(88,362)	(112,329)	(94,560)	(107,374)
Total stockholders' equity	910,274	810,710	883,267	796,172

Performance Ratios
Annualized return on average assets (4)	1.39%	1.38%	1.34%	1.46%
Annualized return on average equity (4)	12.83%	13.26%	12.53%	14.07%
Net interest margin, fully tax equivalent	3.33%	3.34%	3.26%	3.44%
Non-interest income to total revenue, fully tax equivalent	27.59%	27.15%	27.69%	26.74%
Efficiency ratio, fully tax equivalent (2)	53.92%	55.38%	56.56%	54.35%

Capital Ratios
Total stockholders' equity to total assets (3)			11.07%	10.21%
Tangible common equity to tangible assets (3)			8.79%	7.69%
Average stockholders' equity to average assets			10.69%	10.39%
Total risk-based capital			12.73%	12.71%
Common equity tier 1 risk-based capital			11.16%	11.17%
Tier 1 risk-based capital			11.52%	11.57%
Leverage			10.05%	9.80%

Loan Segmentation
Commercial real estate - non-owner occupied			$1,686,448	$1,508,615
Commercial real estate - owner occupied			949,538	945,122
Commercial and industrial			1,379,293	1,251,027
Residential real estate - owner occupied			783,337	696,162
Residential real estate - non-owner occupied			381,051	350,386
Construction and land development			674,918	480,120
Home equity lines of credit			236,819	203,184
Consumer			143,684	143,703
Leases			16,760	14,710
Credit cards			26,285	24,055
Total loans and leases			$6,278,133	$5,617,084

Asset Quality Data
Non-accrual loans			$16,288	$17,227
Modifications to borrowers experiencing financial difficulty			-	-
Loans past due 90 days or more and still accruing			870	1
Total non-performing loans			17,158	17,228
Other real estate owned			10	427
Total non-performing assets			$17,168	$17,655
Non-performing loans to total loans			0.27%	0.31%
Non-performing assets to total assets			0.20%	0.22%
Allowance for credit losses on loans to total loans			1.36%	1.39%
Allowance for credit losses on loans to average loans			1.43%	1.46%
Allowance for credit losses on loans to non-performing loans			497%	453%
Net (charge-offs) recoveries	$(1,137)	$(1,935)	$(606)	$(2,156)
Net (charge-offs) recoveries to average loans (6)	-0.02%	-0.04%	-0.01%	-0.04%

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2024 Earnings Release

	Quarterly Comparison
Income Statement Data	9-30-24	6-30-24	3-31-24	12-31-23	9-30-23

Net interest income, fully tax equivalent (5)	$65,064	$62,113	$60,167	$62,112	$61,437
Net interest income	$64,979	$62,022	$60,070	$62,016	$61,315
Provision for credit losses (1)	4,325	1,300	1,425	6,046	2,775
Net interest income after provision for credit losses	60,654	60,722	58,645	55,970	58,540
Non-interest income:
Wealth management and trust services	10,931	10,795	10,771	10,099	10,030
Deposit service charges	2,314	2,180	2,136	2,244	2,272
Debit and credit card income	5,083	4,923	4,682	5,374	4,870
Treasury management fees	2,939	2,825	2,625	2,531	2,635
Mortgage banking income	1,112	1,017	948	823	814
Loss on sale of securities	-	-	-	(44)	-
Net investment product sales commissions and fees	915	800	865	860	791
Bank owned life insurance	634	595	588	576	569
Gain (loss) on sale of premises and equipment	(59)	20	-	(105)	302
Other	928	500	656	2,059	613
Total non-interest income	24,797	23,655	23,271	24,417	22,896
Non-interest expenses:
Compensation	25,534	24,634	24,221	24,494	23,379
Employee benefits	4,629	5,086	5,876	3,829	4,508
Net occupancy and equipment	3,775	3,819	3,670	5,150	3,821
Technology and communication	4,500	4,894	5,069	4,612	4,236
Debit and credit card processing	1,845	1,811	1,746	1,719	1,637
Marketing and business development	1,438	1,596	1,075	1,754	1,357
Postage, printing and supplies	901	913	926	903	938
Legal and professional	968	1,185	1,115	1,293	1,049
FDIC insurance	1,095	1,161	1,112	1,060	937
Capital and deposit based taxes	825	673	630	601	629
Intangible amortization	1,052	1,051	1,052	1,167	1,167
Amortization of investments in tax credit partnerships	-	-	-	324	323
Other	1,890	2,286	2,469	3,107	2,721
Total non-interest expenses	48,452	49,109	48,961	50,013	46,702
Income before income tax expense	36,999	35,268	32,955	30,374	34,734
Income tax expense	7,639	7,670	7,068	6,430	7,642
Net income	$29,360	$27,598	$25,887	$23,944	$27,092

Net income per share - Basic	$1.00	$0.94	$0.89	$0.82	$0.93
Net income per share - Diluted	1.00	0.94	0.88	0.82	0.92
Cash dividend declared per share	0.31	0.30	0.30	0.30	0.30

Weighted average shares - Basic	29,299	29,283	29,250	29,226	29,223
Weighted average shares - Diluted	29,445	29,383	29,361	29,331	29,336

	Quarterly Comparison
Balance Sheet Data	9-30-24	6-30-24	3-31-24	12-31-23	9-30-23

Cash and due from banks	$108,825	$85,441	$71,676	$94,466	$79,538
Federal funds sold and interest bearing due from banks	144,241	118,910	88,547	171,493	113,499
Mortgage loans held for sale	4,822	6,438	6,462	6,056	6,535
Investment securities	1,236,744	1,342,354	1,379,212	1,471,016	1,465,453
Federal Home Loan Bank stock	29,419	31,462	24,675	16,236	26,241
Loans	6,278,133	6,070,963	5,849,715	5,771,038	5,617,084
Allowance for credit losses on loans	85,343	82,155	80,897	79,374	78,075
Goodwill	194,074	194,074	194,074	194,074	194,074
Total assets	8,437,280	8,315,325	8,123,128	8,170,102	7,903,430
Non-interest bearing deposits	1,508,203	1,482,514	1,481,217	1,548,624	1,714,918
Interest bearing deposits	5,217,870	5,086,724	5,127,863	5,122,124	4,687,889
Securities sold under agreements to repurchase	149,852	152,948	162,528	152,991	113,894
Federal funds purchased	6,442	10,029	9,961	12,852	11,518
Federal Home Loan Bank advances	325,000	400,000	200,000	200,000	350,000
Subordinated debentures	26,806	26,806	26,806	26,740	26,641
Accumulated other comprehensive income (loss)	(75,273)	(94,980)	(95,054)	(92,798)	(127,905)
Stockholders' equity	934,094	894,535	874,711	858,103	806,918

Total shares outstanding	29,414	29,388	29,393	29,329	29,323
Book value per share (3)	31.76	$30.44	$29.76	$29.26	$27.52
Tangible common equity per share (3)	24.58	23.22	22.50	21.95	20.17
Market value per share	61.99	49.67	48.91	51.49	39.29

Capital Ratios
Total stockholders' equity to total assets (3)	11.07%	10.76%	10.77%	10.50%	10.21%
Tangible common equity to tangible assets (3)	8.79%	8.42%	8.36%	8.09%	7.69%
Average stockholders' equity to average assets	10.86%	10.65%	10.56%	10.07%	10.39%
Total risk-based capital	12.73%	12.62%	12.69%	12.56%	12.71%
Common equity tier 1 risk-based capital	11.16%	11.07%	11.11%	11.04%	11.17%
Tier 1 risk-based capital	11.52%	11.43%	11.49%	11.43%	11.57%
Leverage	10.05%	9.95%	9.82%	9.62%	9.80%

Stock Yards Bancorp, Inc. Financial Information (unaudited)
Third Quarter 2024 Earnings Release

	Quarterly Comparison
Average Balance Sheet Data	9-30-24	6-30-24	3-31-24	12-31-23	9-30-23

Federal funds sold and interest bearing due from banks	$148,818	$158,512	$153,990	$258,950	$124,653
Mortgage loans held for sale	4,862	6,204	4,629	5,305	7,112
Investment securities	1,424,815	1,491,865	1,578,401	1,618,799	1,659,888
Federal Home Loan Bank stock	31,193	29,735	21,121	20,519	27,290
Loans	6,174,309	5,973,801	5,808,924	5,676,193	5,486,262
Total interest earning assets	7,783,997	7,660,117	7,567,065	7,579,766	7,305,205
Total assets	8,384,605	8,246,735	8,153,364	8,116,569	7,805,154
Non-interest bearing deposits	1,510,515	1,515,708	1,500,602	1,663,962	1,731,724
Interest bearing deposits	5,047,771	4,971,804	5,058,743	5,025,240	4,509,411
Total deposits	6,558,286	6,487,512	6,559,345	6,689,202	6,241,135
Securities sold under agreement to repurchase	156,865	147,327	164,979	130,148	127,063
Federal funds purchased	8,480	10,127	10,161	13,606	11,776
Federal Home Loan Bank advances	461,141	441,484	274,451	205,435	401,630
Subordinated debentures	26,806	26,806	26,794	26,706	26,606
Total interest bearing liabilities	5,701,063	5,597,548	5,535,128	5,401,135	5,076,486
Accumulated other comprehensive income (loss)	(88,362)	(99,640)	(95,747)	(125,843)	(112,329)
Total stockholders' equity	910,274	878,233	861,029	817,682	810,710

Performance Ratios
Annualized return on average assets (4)	1.39%	1.35%	1.28%	1.17%	1.38%
Annualized return on average equity (4)	12.83%	12.64%	12.09%	11.62%	13.26%
Net interest margin, fully tax equivalent	3.33%	3.26%	3.20%	3.25%	3.34%
Non-interest income to total revenue, fully tax equivalent	27.59%	27.58%	27.89%	28.22%	27.15%
Efficiency ratio, fully tax equivalent (2)	53.92%	57.26%	58.68%	57.80%	55.38%

Loans Segmentation
Commercial real estate - non-owner occupied	$1,686,448	$1,652,614	$1,609,483	$1,561,689	$1,508,615
Commercial real estate - owner occupied	949,538	943,013	931,973	907,424	945,122
Commercial and industrial	1,379,293	1,356,970	1,293,696	1,307,128	1,251,027
Residential real estate - owner occupied	783,337	749,870	723,234	708,893	696,162
Residential real estate - non-owner occupied	381,051	365,846	360,958	358,715	350,386
Construction and land development	674,918	586,820	532,183	531,324	480,120
Home equity lines of credit	236,819	223,304	212,443	211,390	203,184
Consumer	143,684	151,221	145,022	145,340	143,703
Leases	16,760	17,258	16,619	15,503	14,710
Credit cards	26,285	24,047	24,104	23,632	24,055
Total loans and leases	$6,278,133	$6,070,963	$5,849,715	$5,771,038	$5,617,084

Asset Quality Data
Non-accrual loans	$16,288	$17,371	$13,984	$19,058	$17,227
Modifications to borrowers experiencing financial difficulty	-	-	-	-	-
Loans past due 90 days or more and still accruing	870	186	106	110	1
Total non-performing loans	17,158	17,557	14,090	19,168	17,228
Other real estate owned	10	10	10	10	427
Total non-performing assets	$17,168	$17,567	$14,100	$19,178	$17,655
Non-performing loans to total loans	0.27%	0.29%	0.24%	0.33%	0.31%
Non-performing assets to total assets	0.20%	0.21%	0.17%	0.23%	0.22%
Allowance for credit losses on loans to total loans	1.36%	1.35%	1.38%	1.38%	1.39%
Allowance for credit losses on loans to average loans	1.38%	1.38%	1.39%	1.40%	1.42%
Allowance for credit losses on loans to non-performing loans	497%	468%	574%	414%	453%
Net (charge-offs) recoveries	$(1,137)	$183	$348	$(4,472)	$(1,935)
Net (charge-offs) recoveries to average loans (6)	-0.02%	0.00%	0.01%	-0.08%	-0.04%

Other Information
Total WM&T assets under management (in millions)	$7,317	$7,479	$7,496	$7,160	$6,670
Full-time equivalent employees	1,068	1,051	1,062	1,075	1,056

(1) - Detail of Provision for credit losses follows:
	Quarterly Comparison
(in thousands)	9-30-24	6-30-24	3-31-24	12-31-23	9-30-23
Provision for credit losses - loans	$4,325	$1,075	$1,175	$5,771	$2,300
Provision for credit losses - off balance sheet exposures	-	225	250	275	475
Total provision for credit losses	$4,325	$1,300	$1,425	$6,046	$2,775

(2) - The efficiency ratio, a non-GAAP measure, equals total non-interest expenses divided by the sum of net interest income (FTE) and non-interest income.
	Quarterly Comparison
(Dollars in thousands)	9-30-24	6-30-24	3-31-24	12-31-23	9-30-23
Total non-interest expenses (a)	$48,452	$49,109	$48,961	$50,013	$46,702

Total net interest income, fully tax equivalent	$65,064	$62,113	$60,167	$62,112	$61,437
Total non-interest income	24,797	23,655	23,271	24,417	22,896
Total revenue - Non-GAAP (b)	89,861	85,768	83,438	86,529	84,333

Efficiency ratio - Non-GAAP (a/b)	53.92%	57.26%	58.68%	57.80%	55.38%

(3) - The following table provides a reconciliation of total stockholders’ equity in accordance with GAAP to tangible stockholders’ equity, a non-GAAP disclosure. Bancorp provides the tangible book value per share, a non-GAAP measure, in addition to those defined by banking regulators, because of its widespread use by investors as a means to evaluate capital adequacy:

	Quarterly Comparison
(In thousands, except per share data)	9-30-24	6-30-24	3-31-24	12-31-23	9-30-23
Total stockholders' equity - GAAP (a)	$934,094	$894,535	$874,711	$858,103	$806,918
Less: Goodwill	(194,074)	(194,074)	(194,074)	(194,074)	(194,074)
Less: Core deposit and other intangibles	(17,149)	(18,201)	(19,252)	(20,304)	(21,471)
Tangible common equity - Non-GAAP (c)	$722,871	$682,260	$661,385	$643,725	$591,373

Total assets - GAAP (b)	$8,437,280	$8,315,325	$8,123,128	$8,170,102	$7,903,430
Less: Goodwill	(194,074)	(194,074)	(194,074)	(194,074)	(194,074)
Less: Core deposit and other intangibles	(17,149)	(18,201)	(19,252)	(20,304)	(21,471)
Tangible assets - Non-GAAP (d)	$8,226,057	$8,103,050	$7,909,802	$7,955,724	$7,687,885

Total stockholders' equity to total assets - GAAP (a/b)	11.07%	10.76%	10.77%	10.50%	10.21%
Tangible common equity to tangible assets - Non-GAAP (c/d)	8.79%	8.42%	8.36%	8.09%	7.69%

Total shares outstanding (e)	29,414	29,388	29,393	29,329	29,323

Book value per share - GAAP (a/e)	$31.76	$30.44	$29.76	$29.26	$27.52
Tangible common equity per share - Non-GAAP (c/e)	24.58	23.22	22.50	21.95	20.17

(4) - Return on average assets equals net income divided by total average assets, annualized to reflect a full year return on average assets. Similarly, return on average equity equals net income divided by total average equity, annualized to reflect a full year return on average equity.

(5) - Interest income on a FTE basis includes the additional amount of interest income that would have been earned if investments in certain tax-exempt interest earning assets had been made in assets subject to federal, state and local taxes yielding the same after-tax income.

(6) - Quarterly net (charge-offs) recoveries to average loans ratios are not annualized.

Contact:	T. Clay Stinnett
Executive Vice President,
Treasurer and Chief Financial Officer
(502) 625-0890